Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 28, 2019 (except for Note 27, as to which the date is June 20, 2019), in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-232224) and related Prospectus of AMTD International Inc. dated July 25, 2019.

/s/ Ernst & Young

Hong Kong

July 25, 2019